Exhibit 99.1

Media Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
Davies Murphy Group, Inc.	404-302-9700
781-418-2404	ir@internap.com
internap@daviesmurphy.com
www.daviesmurphy.com

Internap Appoints Pete Bell as Senior Vice President of Global Sales

ATLANTA – October 2, 2014 ─ Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced that Pete Bell has been appointed to senior vice president of global sales. In this role, he will oversee Internap’s worldwide sales organization in driving new business opportunities and accelerating adoption of Internap’s performance-optimized, hybrid cloud, hosting and colocation services.

With more than 25 years of sales leadership experience, Bell brings a versatile and proven record of creating profitable growth and building and energizing global sales teams to deliver cloud hosting infrastructure and communications solutions throughout North America, Europe and Asia. Prior to Internap, he held numerous executive sales and market development roles at some of the world’s leading communications companies. Most recently, Bell served as vice president and general manager of global solutions at NTT Communications. During that time, he led the North American sales organization in securing high-growth enterprise customers for NTT’s cloud, colocation and managed services, achieving nearly 40 percent year-over-year revenue growth.

“Internap’s Data Center Services business is driving top line growth, now comprising 73 percent of our revenues, with cloud and bare-metal hosting as our fastest growing segments. Over the past year, we've steadily retooled the sales organization to enhance hosting expertise and align with this strategic shift,” said Eric Cooney, president and CEO at Internap. “Pete’s established track-record of motivating global sales teams to drive growth makes him the ideal leader to head up the organization and build on our strong performance and momentum.”

Before NTT, Bell served as Global Crossing’s senior vice president of their global partner program, where he led the GPP team in delivering IP and Ethernet-based infrastructure to multinational corporations around the world, increasing the sales pipeline by more than 30 percent. Prior to this, he was vice president of sales at BT Global Services, driving sales of IT and application-based networking solutions throughout the U.S. and Canada, resulting in more than $300 million in new contracts. He also served as senior vice president of sales at WilTel Communications – which was acquired by Level 3 Communications – where he managed a team of more than 300 for its enterprise and infrastructure sales channels. Bell began his career in international sales at Cable & Wireless, where he spent more than a decade in sales management and market development roles in the U.S., U.K. and Hong Kong.

“Over the past several years, Internap has invested in building out one of the industry’s most diverse hybrid infrastructure portfolios on top of its high-performance network solutions,” said Bell. “As a result, our global sales organization is able to offer a full range of infrastructure services, supported by our patented, route-optimized IP connectivity, that can uniquely address the needs of performance-intensive Internet applications and workloads. I look forward to leading the team in helping customers match their specific requirements with the best-fit infrastructure.”

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

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Forward-Looking Statement:

This press release contains forward-looking statements. These forward-looking statements include statements related to the expected contributions and impact of new personnel and the performance of our IT infrastructure services and the resulting benefits that our customers may receive from them. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our ability to integrate new personnel into our organization; the actual performance of our IT infrastructure services; the reaction and behavior of customers and the market to our services; our ability to react to trends and challenges in our business and the markets in which we operate; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in or intrusions into our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.